Exhibit 99.4


Exhibit 2.4(a)(iv)

Part 1

NONCOMPETITION AGREEMENT

This Noncompetition Agreement (this "Agreement") is made as of
September 29, 1999, by and between United Shields Corporation, a
Colorado corporation ("Buyer"), and Henry A. Kirchner, residing at _________________ ("Seller").

RECITALS

Concurrently with the execution and delivery of this Agreement, Buyer is purchasing all of the outstanding shares (the "Shares") of common stock, no par value, of Pittsfield Mold & Tool, Inc. (the "Company") pursuant to the terms and conditions of a Stock Purchase Agreement made as of September 29, 1999, (the "Stock Purchase Agreement", and certain real property and assets (the "Property") pursuant to a Real Property Purchase Agreement made as of September 29, 1999 (the "Real Property Purchase Agreement").
Section 2.4(a)(iv) of the Stock Purchase Agreement requires that noncompetition agreements be executed and delivered by each of Seller and Barbara J. Kirchner ("BJK") as a condition to the purchase of the Shares by Buyer.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

2. ACKNOWLEDGMENTS BY SELLER

Seller acknowledges that (a) Seller has occupied a position of trust and confidence with the Acquired Companies prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Acquired Companies, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Acquired Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the Acquired Companies and any other information, however documented, of the Acquired Companies that is a trade secret within the meaning of applicable law; (ii) any and all information concerning the business and affairs of the Acquired Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and
(iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Acquired Companies containing or based, in whole or in part, on any information included in the foregoing, (b) the business of the Acquired Companies is national in scope, (c) its products and services are marketed throughout the United States; (d) the Acquired Companies compete with other businesses that are or could be located in any part of the United States; (e) Buyer has required that Seller make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Buyer's purchase of the Shares owned by Seller and BJK; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Acquired Companies' business, and (g) the Acquired Companies would be irreparably damaged if Seller were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3. CONFIDENTIAL INFORMATION

Seller acknowledges and agrees that all Confidential Information known or obtained by Seller, whether before or after the date hereof, is the property of the Acquired Companies. Therefore, Seller agrees that Seller will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Seller has such information in Seller's memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or the Acquired Companies. Seller agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Acquired Companies and any other Confidential Information that Seller may then possess or have under Seller's control.

4. NONCOMPETITION

As an inducement for Buyer to enter into the Stock Purchase
Agreement and Real Property Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Stock Purchase Agreement and Real Property Purchase Agreement Seller agrees that:

(a) For a period of six years after the Closing:

(i) Seller will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Seller's name or any similar name to, lend Seller's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company, anywhere within the United States; provided, however, that Seller may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Seller agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

(ii) Seller will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of an Acquired Company to leave the employ of such Acquired Company,
(B) in any way interfere with the relationship between an Acquired Company and any employee of such Acquired Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of an Acquired Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of an Acquired Company to cease doing business with such Acquired Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of an Acquired Company.

(iii) Seller will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Seller to be a customer of an Acquired Company, whether or not Seller had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of the Company;

(b) In the event of a breach by Seller of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

(c) Seller will not, at any time during or after the six year period, disparage Buyer or the Acquired Companies, or any of their shareholders, directors, officers, employees, or agents; and

(d) Seller will, for a period of six years after the Closing, within ten days after accepting any employment, advise Buyer of the identity of any employer of Seller. Buyer or an Acquired Company may serve notice upon each such employer that Seller is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

5. REMEDIES

If Seller breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer and the Acquired Companies will be entitled to the following remedies:

(a) Damages from Seller;

(b) To offset against any and all amounts owing any Seller under the Stock Purchase Agreement, Real Property Purchase Agreement, or
Promissory Note any and all amounts which Buyer or the Acquired
Companies claim under Subsection 5(a) of this Agreement; and

(c) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and the Acquired Companies and would be an inadequate remedy for such breach.

6. BUYER'S DEFAULT

Notwithstanding any other provisions of this Agreement, in the event there is a "USC Default" as that term is defined in a certain Cross-Default and Cross-Collateral Agreement of even date executed by Buyer, Henry A. Kirchner and Barbara J. Kirchner, then, and in such a case, said USC Default shall constitute a default of Buyer's obligations under this Agreement which shall release Seller of all restrictive covenants described herein.

7. SUCCESSORS AND ASSIGNS

This Agreement will be binding upon Buyer, the Acquired Companies and Seller and will inure to the benefit of Buyer and the Acquired Companies and their affiliates, successors and assigns and Seller and Seller's assigns, heirs and legal representatives.

8. WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

9. GOVERNING LAW

This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

10. JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Ohio, County of Hamilton, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11. SEVERABILITY

Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller.

12. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

13. SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

14. NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Seller:
Henry A. Kirchner
_________________
_________________


with a copy to:
Martin & Oliviera, LLP
100 North Street, # 301
Pittsfield, Massachusetts 01201

Attention: John J. Martin, Jr.
Facsimile No.: _______________

Buyer:
United Shields Corporation
311 Northland Boulevard
Cincinnati, Ohio 45246

Attention: President

Facsimile No.: 513-782-8902

with a copy to:
Dinsmore & Shohl LLP
1900 Chemed Center
255 East Fifth Street
Cincinnati, OH 45202

Attention:  Charles F. Hertlein, Jr., Esq.

Facsimile No.: (513) 977-8141


14. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Buyer:

UNITED SHIELDS CORPORATION


By: /s/Donald T. Zimmerman, Jr.
    Donald T. Zimmerman, Jr.

Its: President



Seller:


/s/ Henry A. Kirchner
Henry A. Kirchner